Exhibit 10.1

AQUINOX PHARMACEUTICALS INC.

AQUINOX PHARMACEUTICALS (USA) INC.

JOINT CANADIAN STOCK OPTION PLAN AS

AMENDED AND RESTATED AS OF JUNE 8, 2007

1.	PURPOSE OF THE PLAN

Aquinox Pharmaceuticals Inc. (“Aquinox Canada”) and Aquinox Pharmaceuticals (USA) Inc. (“Aquinox US”) hereby confirm the terms and conditions of the amended and restated joint stock option plan for directors, officers, employees and Service Providers (as defined below) of Aquinox Canada and Aquinox US and their respective affiliates, to be known as the “Aquinox Joint Canadian Stock Option Plan” (the “Plan”).

This Plan amends and restates the stock option plan of Aquinox Canada originally approved the Board of Directors of Aquinox Canada on June 21, 2006 (which plan, as amended and restated from time to time, is referred to as the “Original Plan”).

2.	DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1	“Affiliate” means an affiliate as interpreted in accordance with the Securities Act.

2.2	“Associate” means an associate as defined in the Securities Act.

2.3	“Board” means the Boards of Directors of both Aquinox Canada and Aquinox US up to the Exchange Time and the Board of Directors of Aquinox US after the Exchange Time.

2.4	“Cause” means:

(a)	Cause as such term is defined in the written employment or services agreement between Aquinox Canada or Aquinox US and the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.30(b), the Optionee’s employer; or

(b)	in the event there is no such written agreement or Cause is not defined therein, the usual meaning of just cause under the common law or the laws of the jurisdiction in which the Optionee or the Optionee’s employer, as applicable, is employed or engaged.

2.5	“Change of Control” means:

(a)

any acquisition of Aquinox US by means of merger or other form of corporate reorganization in which stockholders of Aquinox US immediately prior to such event do not hold a majority of outstanding voting securities (as defined in the Securities Act) or interest of the surviving corporation or entity and in which outstanding Shares of Aquinox US are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or entity, or any transaction or series of related transactions to which Aquinox US is a party in which in excess of fifty percent (50%) of the outstanding voting securities of Aquinox US is transferred;

(b)	any sale or other disposition (or series of related sales or dispositions) of the outstanding voting securities of Aquinox US whereby stockholders of Aquinox US immediately prior to such event do not hold a majority of the outstanding voting securities of Aquinox US immediately after such event;

(c)	any sale, license, lease or disposition of all or substantially all of the assets of Aquinox US; or

(d)	any similar transaction as described in clauses (a) through (c) above with respect to Aquinox Canada.

2.6	“Common Shares” means shares in the common stock of Aquinox US.

2.7	“Company” means either Aquinox Canada or Aquinox US, as the case may be, and “Companies” means both Aquinox Canada and Aquinox US together.

2.8	“Corporate Reorganization” has the meaning assigned in Section 5.3.

2.9	“Disability” means any disability with respect to an Optionee which the Board of Directors of the Company for which the Optionee serves as a director, officer, employee or Service Provider, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

(a)	being employed or engaged by that Company, one of its Affiliates or another employer, in a position the same as or similar to that in which he was last employed or engaged by that Company or one of its Affiliates; or

(b)	acting as a director or officer of that Company or one of its Affiliates.

2.10	“Equity Securities” means:

(a)	Common Shares or any other security of Aquinox US that carries the residual right to participate in the earnings of Aquinox US and, on liquidation, dissolution or winding-up, in the assets of Aquinox US, whether or not the security carries voting rights;

(b)	any warrants, options or rights entitling the holders thereof to purchase or acquire any securities referred to in Subsection 2.10(a); or

(c)	any securities issued by Aquinox Canada which are convertible or exchangeable, directly or indirectly, into securities referred to in Subsection 2.10(a) (including securities exchangeable pursuant to Exchange Rights).

2.11	“Exchangeable Shares” means common exchangeable shares of Aquinox Canada.

2.12	“Exchange Agreement” means the exchange agreement dated on or about June 8, 2007 between the Companies and holders of Shares of the Companies, as amended from time to time.

2.13	“Exchange Agreement Counterpart” means a counterpart signature page to the Exchange Agreement, substantially in the form attached to the Exchange Agreement.

2.14	“Exchange Rights” means the rights of a holder of Exchangeable Shares to receive, and the rights of Aquinox US to acquire Exchangeable Shares upon payment of, consideration upon exercise of such rights consisting, in whole or in part, of Common Shares of Aquinox US.

2.15	“Exchange Time” means the time at which there are no Exchangeable Shares outstanding other than Exchangeable Shares, if any, held by Aquinox US and its Affiliates.

2.16	“Expiry Date” means the date set by the Board under Section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.17	“Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

2.18	“Fully Converted Basis” at any time means that all Shares then outstanding which are convertible or exchangeable (directly or indirectly) (including pursuant to the Exchange Rights) into Common Shares shall be deemed to have been fully converted and exchanged into Common Shares, in accordance with the rights, privileges, restrictions and conditions attached thereto, and Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the person(s) entitled to receive such Common Shares.

2.19	“Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.20	“Option” means an option to purchase Option Securities granted pursuant to the Original Plan or this Plan as from time to time amended, restated, adjusted or confirmed.

2.21	“Option Agreement” means an agreement, in the form approved pursuant to the Original Plan or as amended, restated, adjusted or confirmed, or in the form attached hereto as Schedule A, whereby the Companies grant an Option to an Optionee.

2.22	“Optionee” means each of the directors, officers, employees and Service Providers of Aquinox Canada, Aquinox US and their respective Affiliates granted an Option pursuant to the Original Plan or this Plan and their Personal Representatives and an Optionee may also be a corporation wholly-owned by an individual eligible for an Option grant pursuant to this Plan.

2.23	“Option Price” means the price per Option Security specified in an Option Agreement, adjusted from time to time in accordance with the provisions of Section 5.

2.24	“Option Securities” means:

(a)	up to the Exchange Time, the aggregate number of Units which an Optionee may purchase under an Option; and

(b)	after the Exchange Time, the aggregate number of Common Shares which an Optionee may purchase under an Option.

2.25	“Original Plan” has the meaning assigned in Section 1.

2.26	“Personal Representative” means:

(a)	in the case of a deceased Optionee, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(b)	in the case of an Optionee who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Optionee.

2.27	“Plan” has the meaning assigned in Section 1.

2.28	“Regulatory Authorities” means all stock exchanges, inter-dealer quotation networks and other organized trading facilities on which the Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Companies.

2.29	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.30	“Service Provider” means:

(a)	any person or company engaged to provide ongoing management, consulting or advisory services for one of the Companies or an Affiliate of one of the Companies, provided such person is not an employee of either Company; and

(b)	any person who is providing ongoing management, consulting or advisory services to one of the Companies or an Affiliate of one of the Companies indirectly through a company that is a Service Provider under Subsection 2.30(a), provided such person is not an employee of either Company.

2.31	“Shares” means shares of any class in the share capital of either Company from time to time.

2.32	“Termination Date” means:

(a)	in the case of the resignation of the Optionee’s employment or the termination of the Optionee’s employment or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.30(b), the Service Provider’s (as defined in Subsection 2.30(a)) services contract by the Optionee or Service Provider, as the case may be, the date that the Optionee or Service Provider, as applicable, provides notice of such resignation or termination to the applicable Company;

(b)	in the case of the termination of the Optionee’s employment or services contract by the applicable Company for any reason other than death or Disability, the date that such Company delivers written notice of termination of such employment or services contract to the Optionee or the Service Provider, as applicable;

(c)	in the case of the expiry of a fixed-term employment or consulting or service contract that is not renewed or extended, the last day of the term; or

(d)	in the case of a director or officer ceasing to meet the qualifications required for such position under applicable laws for the purposes of Subsection 4.5(b), the date such director or officer ceases to meet such qualifications.

2.33	“Unissued Option Securities” means the number of Option Securities, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of Section 5, such adjustments to be cumulative.

2.34	“Unit” means a unit consisting of the following securities of Aquinox Canada:

(a)	one Exchangeable Share; and

(b)	one special voting share of Aquinox Canada.

2.35	“Vested” means that an Option has become exercisable in respect of a number of Option Securities by the Optionee pursuant to the terms of the Option Agreement.

2.36	“$” means United States dollars unless otherwise specified.

3.	GRANT OF OPTIONS

3.1	Option Terms

The Board may from time to time authorize the issue of Options to directors, officers, employees and Service Providers of the Companies and their Affiliates. The Option Price under each Option shall be determined by the Board at the time of issue of the Option, shall be subject to adjustment in accordance with Section 5.

The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than ten years after the Grant Date. Options shall not be assignable (or transferable) by the Optionee provided, however, that the Personal Representative of an Optionee may, to the extent permitted by Section 4.2, exercise an Option prior to the Expiry Date for such Option (subject to Section 4.4 and 4.5). No Option or right under any Option may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against any Company or any of its Affiliates.

3.2	Limits on Common Shares Issuable on Exercise of Options

The maximum number of Common Shares which may be directly or indirectly issuable pursuant to Options granted under the Plan and options granted under any other stock option plan adopted by either or both of the Companies shall be 2,750,000 Common Shares (subject to adjustment to account for stock dividends, combinations, stock splits and other similar recapitalizations affecting Option Securities or Shares issuable upon exchange of Option Securities), or such other amount as may be approved from time to time by the Board.

3.3	Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Companies the Option Securities at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that the Option granted thereunder has been granted in compliance with the Original Plan or this Plan.

3.4	Allocation of Option Price

If any Units are issued on the exercise of an Option, the Option Price paid for each Unit shall be allocated to each share forming part of the Unit by the Board, in its sole discretion, based on the Fair Market Value of such share.

4.	EXERCISE OF OPTION

4.1	When Options May be Exercised

Subject to Sections 4.4 and 4.5, an Option may be exercised to purchase any number of Option Securities up to the number of Vested Unissued Option Securities at any time after the Grant Date up to 4:30 p.m. local time in Vancouver, British Columbia on the Expiry Date and shall not be exercisable thereafter.

4.2	Manner of Exercise

An Option may be exercised only by the Optionee or the Personal Representative of the Optionee. Prior to the Exchange Time an Option shall be exercisable by delivering to Aquinox

Canada, on behalf of the Companies, a notice specifying the number of Unissued Option Securities in respect of which the Option is exercised together with payment in full of the Option Price for such Option Securities and, if the Optionee is not already a party to the Exchange Agreement, an executed Exchange Agreement Counterpart. From and after the Exchange Time an Option shall be exercisable by delivering to Aquinox US a notice specifying the number of Unissued Option Securities in respect of which the Option is exercised together with payment in full of the Option Price for such Option Securities.

Upon notice and payment there will be a binding contract for the issue of the Option Securities in respect of which the Option is exercised, upon and subject to the provisions of the Plan. As soon as practicable thereafter, the applicable Company will, in its sole discretion, deliver to the Optionee a certificate or certificates, as the case may be, for the Shares purchased by the Optionee or deliver to the Optionee copies of such certificate or certificates and the original of such certificate or certificates will be placed in the minute books of such Company. Delivery of a cheque payable to Aquinox Canada or Aquinox US, as applicable, in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3	Condition of Issue

The Options and the issue of Shares by Aquinox Canada or Aquinox US, as applicable, pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable Regulatory Authorities with respect to the granting of such Options and the issuance and distribution of such Shares, and to all applicable securities laws and regulations. Each Optionee agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Companies any information, reports or undertakings required to comply with, and to fully cooperate with, the Companies in complying with such laws, regulations, rules and policies.

4.4	Vesting of Option Securities

Each Option shall become Vested as determined by the Board on the Grant Date, or, if no such determination is made, shall be subject to the following vesting schedule:

(a)	25% of the Option Securities will vest on the date that is twelve months after the Grant Date; and

(b)	the balance of the Option Securities will vest in equal amounts on the last day of each of the first 36 months ending after the expiry of such twelve month period, with 1/48th of the Option Securities vesting on each such day.

4.5	Termination

If an Optionee ceases to be a director, officer, employee or Service Provider of a Company or an Affiliate of a Company, his or her Option shall be exercisable as follows:

(a)	Death or Disability

If the Optionee ceases to be a director, officer, employee or Service Provider of a Company or an Affiliate of a Company, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to a Company or an Affiliate of a Company, any outstanding Option then held by the Optionee shall be cancelled as of the day that is one (1) year after the Optionee ceases to be a director, officer, employee or Service Provider.

(b)	Termination For Cause

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.30(b), the Optionee’s employer, ceases to be a director, officer, employee or Service Provider of a Company or an Affiliate of a Company as a result of termination (including, in the case of a Service Provider, termination by the relevant Company of the relevant consulting contract and, in the case of a Service Provider as defined in Subsection 2.30(b), termination of the Optionee by the Optionee’s employer), for Cause or, in the case of a director or officer only, ceasing to meet the qualifications required for such position under applicable laws, any outstanding Option held by such Optionee on the Termination Date, whether in respect of Option Securities that are Vested or not, shall be cancelled as of that date.

(c)	Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.30(b), the Optionee’s employer, ceases to be a director, officer, employee or Service Provider of a Company or an Affiliate of a Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the employer’s retirement policy then in force, or due to his or her termination by his or her employer (including, in the case of a Service Provider, termination by the relevant Company of the relevant consulting contract and, in the case of a Service Provider as defined in Subsection 2.30(b), termination of the Optionee by the Optionee’s employer) other than for Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), or due to his or her voluntary resignation, any outstanding Option then held by the Optionee shall be exercisable to acquire then Vested Unissued Option Securities at any time up to but not after the earlier of the Expiry Date and the date which is 90 days after the Termination Date.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Securities at the time that the relevant event referred to in this Section 4.5 occurred, shall not be or become exercisable in respect of such Unissued Option Securities and shall be cancelled.

4.6	Change of Control

(a)	Notwithstanding anything else in this Plan, the Board has the right to:

(i)	provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from a Change of Control;

(ii)	in case of a proposed Change of Control under the terms of which holders of Shares will receive cash consideration for each Share surrendered in the combination, provide for the delivery to each Optionee of the cash consideration that the Optionee would have received had the Optionee exercised all of the Optionee’s outstanding Vested Options immediately prior to the effective date of the Change of Control (less the amount the Optionee would have been required to pay to the applicable Company on that exercise in cash), in exchange for the termination of all of the Optionee’s Options; and

(iii)	take such other actions or combinations of actions referred to in this Section 4.6 as it deems appropriate and reasonable under the circumstances including but not limited to amending and terminating the Plan and outstanding Options in order to complete the Change of Control provided, however, that as a result of such actions each Optionee receives equivalent consideration that the Optionee would have received had the Optionee exercised all of the Optionee’s outstanding Vested Options immediately prior to the effective date of the Change of Control (less the amount the Optionee would have been required to pay to the applicable Company on that exercise in cash).

(b)	Upon either Company entering into an agreement relating to, or otherwise becoming aware of, a transaction that, if completed, would result in a Change of Control, Aquinox Canada or Aquinox US shall give written notice of the proposed transaction to the Optionees, together with a description of the anticipated effect of such Change of Control on outstanding Options, not less than five days prior to the closing of the transaction resulting in the Change of Control.

(c)	The Board may, in its sole discretion, accelerate the vesting of any or all outstanding Options to provide that, notwithstanding Section 4.4 or any Option Agreement, such outstanding Options shall be fully Vested and conditionally exercisable upon (or prior to) the completion of the Change of Control, but the Board shall not, in any case, authorize the exercise of Options pursuant to this section beyond the Expiry Date of the Options. If the Board elects to accelerate the vesting of the Options, then if any of such Options are not exercised within five days after the Optionees are given the notice contemplated in Subsection 4.6(b), such unexercised Options shall terminate and expire upon the completion of the proposed Change of Control.

(d)

If and to the extent that the Board accelerates the vesting of Options under Subsection 4.6(c) in connection with a transaction that, if completed, would result in a Change of Control and the transaction is not completed for any reason, any Option Securities received upon any exercise of such Options may be returned by the Optionee to the applicable Company and reinstated as authorized but unissued share capital and with respect to such returned Option Securities the Option shall be reinstated as if it had not been exercised and the terms upon which such Option was to become Vested under Section 4.4 shall be reinstated. If any Option Securities are returned to a Company under this Subsection 4.6(d), such Company shall immediately refund the exercise price to the Optionee for such Option Securities.

(e)	To the extent that the Change of Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of either of the Companies and the Board does not accelerate the vesting of Options pursuant to Subsection 4.6(c), the Companies shall make adequate provision to ensure that, upon completion of the proposed Change of Control, the number and kind of securities subject to outstanding Options and/or the Exercise Price of outstanding Options shall be appropriately adjusted in such manner as the Board considers equitable, in its sole discretion, to prevent material dilution or enlargement of the rights granted to Optionees.

4.7	Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.30(b), the Optionee’s employer, retires, resigns or is terminated from employment or engagement with a Company or any Affiliate of a Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Securities which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.8	Option Securities Not Acquired

Any Unissued Option Securities not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan or any other stock option plan adopted by either or both of the Companies.

5.	ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SECURITIES

5.1	Share Reorganization

Whenever either Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all of its outstanding Shares into a greater number of Shares, or combines or consolidates all of its outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option the Option Price will be reduced or increased, and the number of Unissued Option Securities will be correspondingly increased or reduced, respectively, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order that:

(a)	after the Share Reorganization, the Optionee holding the Option is entitled, on payment of the same aggregate Option Price, to purchase such number of Unissued Option Securities as would represent the same percentage voting entitlement on a Fully Converted Basis as if the Option were exercised immediately prior to the Share Reorganization taking effect; and

(b)	after the Share Reorganization, the Optionee holding the Option is entitled to, on payment of the same aggregate Option Price, to purchase such number of Unissued Option Securities as would represent the same percentage of outstanding Equity Securities on a Fully Converted Basis as if the Option were fully exercised immediately prior to the Share Reorganization taking effect.

5.2	Special Distribution

Whenever either Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares:

(a)	shares of such Company;

(b)	evidences of indebtedness;

(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the Board of that Company has determined to be outside the normal course); or

(d)	rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Securities will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Securities as a result of such Special Distribution.

5.3	Corporate Organization

Whenever there is:

(a)	a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of either Company, other than as described in Sections 5.1 or 5.2;

(b)	a consolidation, merger or amalgamation of either Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities other than a Change of Control; or

(c)	a transaction whereby all or substantially all of either Company’s undertaking and assets become the property of another corporation other than a Change of Control;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Securities which the Optionee would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, the Optionee had been the holder of all Unissued Option Securities or if appropriate, as otherwise determined by the Board.

5.4	Determination of Option Price and Number of Unissued Option Securities

If any questions arise at any time with respect to the Option Price or number of Unissued Option Securities deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Companies auditor, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia or Certified Public Accountants in Seattle, Washington, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Companies and all Optionees.

6.	GOING PUBLIC AGREEMENTS

6.1	Going Public Agreements

If either Company proceeds to list any of its Shares on a public stock exchange or commences a public offering, each Optionee will promptly enter into all such escrow, pooling or other agreements with respect to the Option Securities to which it is entitled as are required by the securities regulatory authorities, the exchange, the agents or the underwriters in connection with such listing or public offering.

7.	MISCELLANEOUS

7.1	Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with a Company or any Affiliate of a Company or interfere in any way with the right of a Company or any Affiliate of a Company to terminate such employment.

7.2	Necessary Approvals

The granting of any Option under the Plan and the obligation of the Companies to sell and deliver Option Securities in accordance with the Plan is subject to compliance with all applicable laws, including the approval of any governmental authority having jurisdiction. If any Option cannot be granted or any Option Securities cannot be issued to any Optionee for any reason, including, without limitation, the failure to comply with such laws or obtain such approval, then the obligation of the Companies, as applicable, to grant such Option or issue such Option Securities shall terminate and any Option Price paid by an Optionee to a Company for such Option Securities shall be immediately refunded to the Optionee such Company.

7.3	United States Securities Restrictions

The following provisions shall apply unless the Board determines that compliance therewith is not required under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States:

(a)	Unless the Option Securities have been registered under the U.S. Securities Act, all stock certificates evidencing Option Securities issued under the Plan shall be impressed with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY APPLICABLE STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION THEREFROM.”; and

(b)	If either Company determines that the exemption from registration provided by Rule 701 under the U.S. Securities Act is not available with respect to any Option grant or any issuance of Option Securities, the Companies may condition the grant of such Option or the issuance of such Option Securities upon the Optionee providing satisfactory evidence to the Companies of the availability of the exclusion from registration provided by Regulation S under the U.S. Securities Act or exemptions from registration under the U.S. Securities Act and applicable state securities laws. The legend impressed on the stock certificates evidencing any Option Securities issued in reliance upon Regulation S under the U.S. Securities Act shall include an additional sentence noting the applicable restrictions on hedging transactions.

7.4	Administration of the Plan

The Board shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in Section 5.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Companies and all costs in respect thereof shall be paid by the Companies. Neither of the Companies nor any member of the Board or any person acting pursuant to authority delegated by the Board hereunder will be liable for any action or determination in connection with the Plan made or taken in good faith.

7.5	Income Taxes

At the time an Option is exercised by an Optionee, in whole or in part, or at any time thereafter as requested by the Companies, such Optionee hereby authorizes withholding from payroll and any other amounts payable to such Optionee, and otherwise agrees to make adequate provision for (including by means of a cashless exercise to the extent permitted by the Companies), any sums required to satisfy the federal, state, provincial, local and foreign tax withholding obligations, if any, which arise in connection with such Option, including, without limitation, obligations arising upon (a) the exercise, in whole or in part, of such Option, (b) the transfer, in whole or in part, of any shares acquired upon exercise of such Option, (c) the operation of any law or regulation providing for the imputation of interest, or (d) the lapsing of any restriction with respect to any shares acquired upon exercise of such Option. The Companies shall have no obligation to deliver shares of stock until the tax withholding obligations of the Optionee have been satisfied by the Optionee. In order to assist an Optionee in paying all or a portion of the taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Option, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Optionee to satisfy such tax obligation by (i) electing to have applicable Company withhold a portion of the Shares otherwise to be delivered by such Company upon exercise or receipt of such Option with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the applicable Company securities, other than Option Securities issueable upon exercise or receipt of such Option, with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

7.6	Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of any regulatory body having authority over either of the Companies or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee, except such consent shall not be required in the circumstances described in Section 4.6. For greater certainty, nothing in the Plan shall limit the Board’s ability to grant Options under the Plan on terms that may be different or more favorable to an Optionee than those specified herein. The Board of Directors of a Company may waive any conditions of or rights of such Company under any outstanding Options, prospectively or retroactively.

7.7	Notice

Prior to the Exchange Time a notice given to the Companies shall be in writing, signed by the Optionee and delivered to the Secretary of Aquinox Canada, on behalf the Companies and from and after the Exchange Time a notice given to the Companies shall be in writing, signed by the Optionee and delivered to the Secretary of Aquinox US, on behalf the Companies. Any notice or other communication contemplated under the Plan to be given by the Companies to an Optionee will be given by the Companies delivering or faxing the notice to the Optionee at the last address for the Optionee in the Companies’ records. Any such notice will be deemed to have been given on the date on which it was delivered, or in the case of fax, the next business day after transmission. An Optionee may, at any time, advise the Companies of a change in the Optionee’s address or fax number.

7.8	No Representation or Warranty

Neither Company makes any representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

7.9	Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body having authority over either Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

7.10	No Assignment

No Optionee may assign any of his or her rights under the Plan without the consent of the Board.

7.11	Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of either Company in respect of any of the Unissued Option Securities (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

7.12	Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

7.13	Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the province of British Columbia.

7.14	Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

7.15	Entire Agreement

This Plan and the Option Agreements entered into between the Companies and the Optionees from time to time set out the entire agreement between the Companies and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

APPROVED BY THE BOARDS OF DIRECTORS OF AQUINOX CANADA AND AQUINOX US EFFECTIVE JUNE 8, 2007